Exhibit 99.1

Delphi Reports Third Quarter 2015 Financial Results

GILLINGHAM, England - Delphi Automotive PLC (NYSE: DLPH), a leading global vehicle components manufacturer, today reported third quarter 2015 U.S. GAAP earnings from continuing operations of $1.23 per diluted share. Excluding special items, third quarter earnings from continuing operations totaled $1.28 per diluted share.

Third Quarter Highlights Include:

•	Revenue of $3.6 billion, up 6% adjusted for currency exchange, commodity movements and divestitures

•	U.S. GAAP diluted earnings per share from continuing operations of $1.23

◦	Excluding special items, earnings from continuing operations of $1.28 per diluted share, up 13%

•	Adjusted Operating Income of $470 million, up 6%

◦	Adjusted Operating Income margin of 12.9%, up 110 basis points

•	Generated $394 million of cash from continuing operations

Year-to-Date Highlights Include:

•	Revenue of $11.3 billion, up 5% adjusted for currency exchange, commodity movements and divestitures

•	U.S. GAAP diluted earnings per share from continuing operations of $3.43

◦	Excluding special items, earnings from continuing operations of $3.83 per diluted share, up 5%

•	Adjusted Operating Income of $1,468 million, up 3%

◦	Adjusted Operating Income margin of 13.0%, up 80 basis points

•	Generated $1,029 million of cash from continuing operations

•	Share repurchases and dividends of $1.2 billion

“Delphi’s flexible business model delivered solid performance with revenue growth and expanded margins, despite headwinds in some global markets," said Kevin Clark, president and chief executive officer. "We remain focused on excellent execution and enhancing our portfolio in high-growth areas, which will continue to drive growth and shareholder value going forward."

Third Quarter 2015 Results
The Company reported third quarter 2015 revenue of $3.6 billion, a decline of 3% from the prior year period, reflecting unfavorable currency impacts, which offset continued volume growth, principally in North America and Europe. Adjusted for currency exchange, commodity movements and the divestiture of the Company's Reception Systems business, revenue increased by 6% in the third quarter. This reflects growth of 9% in North America, 6% in Europe and 5% in Asia, partially offset by a decline of 20% in South America.
The Company reported third quarter 2015 U.S. GAAP net income from continuing operations of $351 million and earnings from continuing operations of $1.23 per diluted share, compared to $299 million and $1.00 per diluted share in the prior year period. Third quarter net income from continuing operations excluding restructuring and other special items ("Adjusted Net Income"), totaled $365 million, or $1.28 per diluted share, which includes the favorable impact of a reduced share count. Adjusted Net Income in the prior year period was $340 million, or $1.13 per diluted share.
Third quarter earnings before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring and other special items ("Adjusted Operating Income") was $470 million, compared to $445 million in the prior year period. Adjusted Operating Income margin increased 110 basis points in the third quarter of 2015 to 12.9%, compared with 11.8% in the prior year period. Despite the unfavorable impact of currency exchange, Adjusted Operating Income increased as a result of above-market growth of our businesses in North America and Europe and the continued benefits of successful cost reduction initiatives. Depreciation and amortization expense totaled $131 million in the third quarter, compared to $137 million in the prior year period.
Interest expense for the third quarter totaled $30 million, a decrease from $33 million in the prior year period, which reflects the benefits of our debt refinancing transactions in the first quarters of 2015 and 2014.
Tax expense in the third quarter of 2015 was $61 million, resulting in an effective tax rate of approximately 15%, compared to $56 million, or an effective rate of 15%, in the prior year period.
Also during the third quarter of 2015, the Company closed the sale of its interest in its Korea Delphi Automotive Systems Corporation ("KDAC") joint venture for net cash proceeds of $70 million, and recognized an after-tax gain on the divestiture of $47 million within income from discontinued operations. In the first quarter of 2015, the Company recorded an $88 million non-cash impairment loss related to its interest in KDAC within income from discontinued operations.

Year-to-Date 2015 Results
For the nine months ended September 30, 2015, the Company reported revenue of $11.3 billion, a decline of 4% from the prior year period, reflecting unfavorable currency impacts, which offset continued volume growth in Asia and North America. Adjusted for currency exchange, commodity movements and the divestiture of the Company's Reception Systems business, revenue increased by 5% during the period. This reflects growth of 9% in Asia, 7% in North America and 4% in Europe, partially offset by a decline of 17% in South America.
For the 2015 year-to-date period, the Company reported U.S. GAAP net income from continuing operations of $989 million and earnings from continuing operations of $3.43 per diluted share, compared to $969 million and $3.19 per diluted share in the prior year period. Year-to-date Adjusted Net Income totaled $1,104 million, or $3.83 per diluted share, which includes the favorable impact of a reduced share count. Adjusted Net Income in the prior year period was $1,106 million, or $3.64 per diluted share.
The Company reported Adjusted Operating Income of $1,468 million for the nine months ended September 30, 2015, compared to $1,428 million in the prior year period. Adjusted Operating Income margin was 13.0% for the nine months ended September 30, 2015, an improvement of 80 basis points, compared with 12.2% in the prior year period. Despite the unfavorable impact of currency exchange, Adjusted Operating Income increased as a result of above-market growth of our businesses, led by North America, and the impact of successful cost reduction initiatives. Depreciation and amortization expense totaled $394 million, compared to $406 million in the prior year period.
Interest expense for the nine months ended September 30, 2015 totaled $92 million, a decrease from $101 million in the prior year period, which reflects the benefits of our debt refinancing transactions in the first quarters of 2015 and 2014. Additionally, the nine months ended September 30, 2015 and 2014 included losses on the extinguishment of debt totaling $52 million and $34 million, respectively.
Tax expense for the 2015 year-to-date period was $202 million, resulting in an effective tax rate of approximately 16%, compared to $181 million, or an effective rate of approximately 15%, in the prior year period. The increase is primarily attributable to the geographic mix of pretax earnings.
The Company generated net cash flow from continuing operating activities of $1,029 million in the nine months ended September 30, 2015, compared to $1,215 million in the prior year period. As of September 30, 2015, the Company had cash and cash equivalents of $0.4 billion (excluding $0.8 billion for acquisition deposits) and total debt of $3.1 billion.
Reconciliations of Adjusted Net Income, Adjusted Net Income per Share, Adjusted Operating Income and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States ("GAAP") are provided in the attached supplemental schedules.

Acquisition of Control-Tec
Delphi has further expanded its portfolio of technology solutions by agreeing to acquire Control-Tec LLC ("Control-Tec"), a leading provider of telematics and cloud-hosted data analytics solutions. Control-Tec’s software provides a complete end-to-end, customizable and real-time data analytics solution which analyzes vehicle testing events during the late stages of product development. This technology allows OEMs to reduce testing cycles, meet launch schedules and reduce warranty exposure. The acquisition of Control-Tec will allow Delphi to provide even greater support to its global OEM customers that face increased challenges through greater vehicle complexity and heightened regulations as they launch new products.

Share Repurchase Program
During the third quarter of 2015, Delphi repurchased 5.29 million shares for approximately $406 million under its existing authorized share repurchase program, leaving approximately $707 million available for future share repurchases. Year-to-date, the Company has repurchased 12.17 million shares for approximately $959 million. All repurchased shares were retired, and are reflected as a reduction of ordinary share capital for the par value of the shares, with the excess applied as reductions to additional paid-in-capital and retained earnings.

Full Year 2015 Outlook
The Company's full year 2015 financial guidance is as follows:

(in millions, except per share amounts)	Continuing Ops Full Year 2015
Revenue	$14,935 - $15,135
Adjusted operating income	$1,940 - $1,970
Adjusted operating income margin	13.0%
Adjusted earnings per share	$5.15 - $5.25
Cash flow before financing	$1,100
Capital expenditures	$750
Adjusted effective tax rate	16%

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:30 a.m. (ET) today, which is accessible by dialing 888.486.0553 (US domestic) or 706.634.4982 (international) or through a webcast at http://investor.delphi.com/. The conference ID number is 45096431. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Delphi's financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring, other project and integration costs related to acquisitions and other portfolio transactions, asset impairments and gains (losses) on business divestitures. Adjusted Net Income represents net income attributable to Delphi before discontinued operations, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Cash Flow Before Financing represents cash provided by (used in) operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations, adjusted for the purchase price of business acquisitions (including the amount deposited for the acquisition of HellermannTyton) and net proceeds from the divestiture of discontinued operations. Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company's financial position and results of operations.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Delphi
Delphi Automotive PLC (NYSE: DLPH) is a leading global technology company for automotive and commercial vehicle markets delivering solutions that help make vehicles safe, green and connected. Headquartered in Gillingham, U.K., Delphi operates technical centers, manufacturing sites and customer support services in 33 countries. Visit delphi.com.

Forward-Looking Statements
This press release, as well as other statements made by Delphi Automotive PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company's strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.
# # #

DELPHI AUTOMOTIVE PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in millions, except per share amounts)
Net sales	$3,631	$3,762	$11,286	$11,721
Operating expenses:
Cost of sales	2,862	3,041	8,994	9,467
Selling, general and administrative	249	259	765	768
Amortization	23	24	70	71
Restructuring	36	46	69	121
Total operating expenses	3,170	3,370	9,898	10,427
Operating income	461	392	1,388	1,294
Interest expense	(30)	(33)	(92)	(101)
Other (expense) income, net	(11)	5	(67)	(9)
Income from continuing operations before income taxes and equity income	420	364	1,229	1,184
Income tax expense	(61)	(56)	(202)	(181)
Income from continuing operations before equity income	359	308	1,027	1,003
Equity income, net of tax	5	5	10	15
Income from continuing operations	364	313	1,037	1,018
Income from discontinued operations, net of tax	54	12	277	54
Net income	418	325	1,314	1,072
Net income attributable to noncontrolling interest	14	20	56	65
Net income attributable to Delphi	$404	$305	$1,258	$1,007

Amounts attributable to Delphi:
Income from continuing operations	$351	$299	$989	$969
Income from discontinued operations	53	6	269	38
Net income	$404	$305	$1,258	$1,007

Diluted net income per share:
Continuing operations	$1.23	$1.00	$3.43	$3.19
Discontinued operations	0.19	0.02	0.93	0.13
Diluted net income per share attributable to Delphi	$1.42	$1.02	$4.36	$3.32
Weighted average number of diluted shares outstanding	284.40	300.14	288.33	303.56

Cash dividends declared per share	$0.25	$0.25	$0.75	$0.75

DELPHI AUTOMOTIVE PLC
CONSOLIDATED BALANCE SHEETS

	September 30, 2015	December 31, 2014
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$434	$859
Restricted cash	2	1
Accounts receivable, net	2,615	2,400
Inventories	1,187	1,013
Other current assets	629	567
Current assets held for sale	187	384
Total current assets	5,054	5,224
Long-term assets:
Property, net	3,010	3,021
Investments in affiliates	93	98
Intangible assets, net	664	728
Goodwill	640	656
Other long-term assets	1,331	508
Long-term assets held for sale	—	511
Total long-term assets	5,738	5,522
Total assets	$10,792	$10,746
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$424	$34
Accounts payable	2,327	2,278
Accrued liabilities	1,182	1,221
Current liabilities held for sale	95	356
Total current liabilities	4,028	3,889
Long-term liabilities:
Long-term debt	2,698	2,417
Pension benefit obligations	898	1,002
Other long-term liabilities	394	390
Long-term liabilities held for sale	—	35
Total long-term liabilities	3,990	3,844
Total liabilities	8,018	7,733
Commitments and contingencies
Total Delphi shareholders' equity	2,316	2,510
Noncontrolling interest	458	503
Total shareholders’ equity	2,774	3,013
Total liabilities and shareholders’ equity	$10,792	$10,746

DELPHI AUTOMOTIVE PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended September 30,
	2015	2014
	(in millions)
Cash flows from operating activities:
Net income	$1,314	$1,072
Income from discontinued operations, net of tax	277	54
Income from continuing operations	1,037	1,018
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	394	406
Deferred income taxes	(10)	(3)
Income from equity method investments, net of dividends received	3	(15)
Loss on extinguishment of debt	52	34
Other, net	72	142
Changes in operating assets and liabilities:
Accounts receivable, net	(217)	(139)
Inventories	(179)	(103)
Accounts payable	125	16
Other, net	(189)	(75)
Pension contributions	(59)	(66)
Net cash provided by operating activities from continuing operations	1,029	1,215
Net cash (used in) provided by operating activities from discontinued operations	(21)	47
Net cash provided by operating activities	1,008	1,262
Cash flows from investing activities:
Capital expenditures	(539)	(601)
Proceeds from sale of property / investments	7	7
Net proceeds from divestiture of discontinued operations	730	—
Proceeds from business divestitures, net of $7 payment in 2015	18	—
Cost of business, investment and technology acquisitions, net of cash acquired	(38)	—
Deposit for acquisition of HellermannTyton	(844)	—
(Increase) decrease in restricted cash	(1)	1
Net cash used in investing activities from continuing operations	(667)	(593)
Net cash used in investing activities from discontinued operations	(68)	(64)
Net cash used in investing activities	(735)	(657)
Cash flows from financing activities:
Increase in short and long-term debt, net	606	10
Dividend payments of consolidated affiliates to minority shareholders	(63)	(61)
Repurchase of ordinary shares	(946)	(662)
Distribution of cash dividends	(216)	(228)
Taxes withheld and paid on employees' restricted share awards	(58)	(8)
Net cash used in financing activities	(677)	(949)
Effect of exchange rate fluctuations on cash and cash equivalents	(41)	(19)
Decrease in cash and cash equivalents	(445)	(363)
Cash and cash equivalents at beginning of period	904	1,389
Cash and cash equivalents at end of period	$459	$1,026
Cash and cash equivalents of discontinued operations	$25	$19
Cash and cash equivalents of continuing operations	$434	$1,007

DELPHI AUTOMOTIVE PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	%	2015	2014	%
	(in millions)			(in millions)
Net Sales
Electrical/Electronic Architecture	$1,941	$1,993	(3)%	$6,063	$6,269	(3)%
Powertrain Systems	1,057	1,117	(5)%	3,281	3,402	(4)%
Electronics and Safety	675	704	(4)%	2,070	2,201	(6)%
Eliminations and Other (a)	(42)	(52)		(128)	(151)
Net Sales	$3,631	$3,762		$11,286	$11,721

Adjusted Operating Income
Electrical/Electronic Architecture	$263	$249	6%	$819	$812	1%
Powertrain Systems	124	114	9%	399	365	9%
Electronics and Safety	83	82	1%	250	251	—%
Eliminations and Other (a)	—	—		—	—
Adjusted Operating Income	$470	$445		$1,468	$1,428

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Delphi for the three and nine months ended September 30, 2015 and 2014:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	282.97	298.59	287.18	302.35
Dilutive shares related to RSUs	1.43	1.55	1.15	1.21
Weighted average ordinary shares outstanding, including dilutive shares	284.40	300.14	288.33	303.56
Basic net income per share:
Continuing operations	$1.24	$1.00	$3.44	$3.20
Discontinued operations	0.19	0.02	0.94	0.13
Basic net income per share attributable to Delphi	$1.43	$1.02	$4.38	$3.33
Diluted net income per share:
Continuing operations	$1.23	$1.00	$3.43	$3.19
Discontinued operations	0.19	0.02	0.93	0.13
Diluted net income per share attributable to Delphi	$1.42	$1.02	$4.36	$3.32

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including "Adjusted Operating Income," "Adjusted Net Income," "Adjusted Net Income per Share" and "Cash Flow Before Financing." Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company's performance which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2015 guidance was determined using a consistent manner and methodology.

Consolidated Adjusted Operating Income
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in millions)
Net income attributable to Delphi	$404	$305	$1,258	$1,007
Interest expense	30	33	92	101
Other expense (income), net	11	(5)	67	9
Income tax expense	61	56	202	181
Equity income, net of tax	(5)	(5)	(10)	(15)
Income from discontinued operations, net of tax	(54)	(12)	(277)	(54)
Net income attributable to noncontrolling interest	14	20	56	65
Operating income	461	392	1,388	1,294
Restructuring	36	46	69	121
Other acquisition and portfolio project costs	12	3	30	6
Asset impairments	—	4	6	7
(Gain) loss on business divestitures, net	(39)	—	(25)	—
Adjusted operating income	$470	$445	$1,468	$1,428

Segment Adjusted Operating Income
(in millions)
Three Months Ended September 30, 2015	Electrical/Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$245	$101	$115	$—	$461
Restructuring	13	19	4	—	36
Other acquisition and portfolio project costs	5	4	3	—	12
(Gain) loss on business divestitures	—	—	(39)	—	(39)
Adjusted operating income	$263	$124	$83	$—	$470

Depreciation and amortization (a)	$67	$45	$19	$—	$131

Three Months Ended September 30, 2014	Electrical/Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$221	$104	$67	$—	$392
Restructuring	24	9	13	—	46
Other acquisition and portfolio project costs	3	—	—	—	3
Asset impairments	1	1	2	—	4
Adjusted operating income	$249	$114	$82	$—	$445

Depreciation and amortization (a)	$67	$50	$20	$—	$137

Nine Months Ended September 30, 2015	Electrical/Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$765	$357	$266	$—	$1,388
Restructuring	22	33	14	—	69
Other acquisition and portfolio project costs	15	9	6	—	30
Asset impairments	3	—	3	—	6
(Gain) loss on business divestitures	14	—	(39)	—	(25)
Adjusted operating income	$819	$399	$250	$—	$1,468

Depreciation and amortization (a)	$202	$134	$58	$—	$394

Nine Months Ended September 30, 2014	Electrical/Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$753	$316	$225	$—	$1,294
Restructuring	51	48	22	—	121
Other acquisition and portfolio project costs	6	—	—	—	6
Asset impairments	2	1	4	—	7
Adjusted operating income	$812	$365	$251	$—	$1,428

Depreciation and amortization (a)	$197	$149	$60	$—	$406

(a) Includes asset impairments.

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(Unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Management believes Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are useful in evaluating the ongoing operating performance of the Company. Adjusted Net Income is defined as net income attributable to Delphi before discontinued operations, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2015 guidance was determined using a consistent manner and methodology.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in millions, except per share amounts)
Net income attributable to Delphi	$404	$305	$1,258	$1,007
Income from discontinued operations attributable to Delphi, net of tax	(53)	(6)	(269)	(38)
Income from continuing operations attributable to Delphi	351	299	989	969
Adjusting items:
Restructuring	36	46	69	121
Other acquisition and portfolio project costs	12	3	30	6
Asset impairments	—	4	6	7
(Gain) loss on business divestitures, net	(39)	—	(25)	—
Debt extinguishment costs	—	—	52	34
Transaction and related costs associated with acquisitions	12	—	13	—
Tax impact of adjusting items (a)	(7)	(12)	(30)	(31)
Adjusted net income attributable to Delphi	$365	$340	$1,104	$1,106

Weighted average number of diluted shares outstanding	284.40	300.14	288.33	303.56
Diluted net income per share from continuing operations attributable to Delphi	$1.23	$1.00	$3.43	$3.19
Adjusted net income per share	$1.28	$1.13	$3.83	$3.64

(a)
Represents the income tax impacts of the adjustments made for restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company's liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Cash Flow Before Financing is defined as cash provided by (used in) operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations, adjusted for the purchase price of business acquisitions (including the amount deposited for the acquisition of HellermannTyton) and net proceeds from the divestiture of discontinued operations. Not all companies use identical calculations of cash flow before financing therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2015 guidance was determined using a consistent manner and methodology.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in millions)
Cash flows from operating activities:
Income from continuing operations	$364	$313	$1,037	$1,018
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	131	137	394	406
Working capital	(9)	92	(271)	(226)
Pension contributions	(22)	(23)	(59)	(66)
Other, net	(70)	(19)	(72)	83
Net cash provided by operating activities from continuing operations	394	500	1,029	1,215

Cash flows from investing activities:
Capital expenditures	(179)	(184)	(539)	(601)
Net proceeds from divestiture of discontinued operations	70	—	730	—
Cost of business, investment and technology acquisitions, net of cash acquired	(15)	—	(38)	—
Deposit for acquisition of HellermannTyton	(844)	—	(844)	—
Other, net	28	5	24	8
Net cash used in investing activities from continuing operations	(940)	(179)	(667)	(593)

Adjustment for the cost of business acquisitions, net of cash acquired	15	—	15	—
Adjustment for amount deposited for acquisition of HellermannTyton	844	—	844	—
Adjustment for net proceeds from divestiture of discontinued operations	(70)	—	(730)	—
Cash flow before financing	$243	$321	$491	$622

Investor Contact:
Jessica Holscott
248.813.2312
Jessica.Holscott@delphi.com

Media Contact:
Andrea Knapp
248.813.1226
Andrea.Knapp@delphi.com